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                                                  EXHIBIT 4.2(E)


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                 CALIFORNIA FORM OF NOTICE OF RESCISSION OFFER

THIS OFFER OF REPURCHASE HAS BEEN APPROVED BY THE COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(b) OF THE CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE; NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THIS SECURITY IN ACCORDANCE WITH
SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.

                         GREENE COUNTY BANCSHARES, INC.
                             MAIN AND DEPOT STREETS
                         GREENEVILLE, TENNESSEE  37743

BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[Name and Address of New Shareholder]

Re:  Offer of Rescission

Dear                       :

On               , 1995, Greene County Bancshares, Inc. (the
"Company") sold to you         shares of its Common Stock, par
value $10 per share (the "Shares"), at a price of $170 per share.

The California Corporate Securities Law of 1968, as amended (the "Act"), provides in Section 25110 that it is unlawful for any person to sell any security in California unless the security is qualified or exempt from the qualification requirements under the Act. The Shares sold to you were neither registered nor exempt from qualification; therefore, the offer and sale of these Shares may have been made in violation of Section 25110 of the Act.

Pursuant to Section 25503, you are entitled to maintain an action to recover the consideration paid for the shares with interest at the legal rate of 7% less the amount of any income received from the shares.

Pursuant to Section 25507 of the Act on rescission offers, the Company is offering to rescind the sale of its common stock to you and refund to you, upon tender of the stock certificate for the Shares, the consideration you paid for the stock, plus interest at a rate of 10% per annum from the date of payment through the date the Company receives notice of your election to rescind, less any amount of income you have received on the stock. The making of this rescission terminates your rights under Section 25503 to


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maintain a suit. However, the rescission offer does not foreclose your rights under Section 25500, 25501, 25502 of the Act or under the common law. The Commissioner of Corporations for California has the authority to impose a legend condition restricting transferability of the security under Section 25534 of the Act.

This rescission offer will remain open for 30 days from the date you receive this letter.

Should you elect to rescind, you must respond within 30 days to the Company,
Attention: Bill Richmond, Chief Financial Officer of the Company, by so indicating on the enclosed "Election Form" and by tendering your original stock certificates. The "Election Form" must be returned to the Company by certified mail, return receipt requested. The Company will promptly tender the amount owed to you under the terms of this rescission offer.

A Prospectus is enclosed regarding the offer of the Shares pursuant to a registration statement that has been filed with and declared effective by the Securities and Exchange Commission. The registration statement also has been filed with the California Department of Corporations and its effectiveness with that Department is conditioned upon the concurrent delivery of this rescission offer with the enclosed Prospectus. The Prospectus describes the offer, the Shares and the Company. You should review the Prospectus carefully before you decide if you want to elect to retain your Shares.

Should you elect to retain your shares, please record your election on the enclosed "Election Form," sign the Rejection of Rescission, along with the Acknowledgement that you received and have had the opportunity to review the Prospectus, and the Confirmation of your decision to purchase the Shares, and return the "Election Form" to the Company, Attention: Bill Richmond, Chief Financial Officer of the Company. The "Election Form" must be returned to the Company by certified mail, return receipt requested.

If upon the expiration of 30 days from your receipt of this letter, the Company has not received a response requesting rescission, this offer of rescission will be deemed to have been rejected, and the Company will be entitled to assume that you have received the Prospectus regarding the shares, have had the opportunity to review it and have elected to retain your shares.

You may wish to consult with independent counsel before deciding whether to accept or reject this rescission offer in order to be fully informed about the tax and legal consequences related to either choice.

Very truly yours,

GREENE COUNTY BANCSHARES, INC.



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                                 ELECTION FORM

                         GREENE COUNTY BANCSHARES, INC.
                                    BOX 1120
                         GREENEVILLE, TENNESSEE  37744

                           PLEASE EXECUTE EITHER THE
                             DEMAND FOR RESCISSION
                                       OR
      REJECTION OF RESCISSION AND ACKNOWLEDGEMENT OF RECEIPT OF PROSPECTUS
                          AND CONFIRMATION OF PURCHASE

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                             DEMAND FOR RESCISSION

     The undersigned elects to rescind my investment in the common stock of
Greene County Bancshares, Inc. (the "Company") of $          made by me
on          , and hereby accepts the rescission offer of the Company to repurchase all my shares in accordance with the Notice of Rescission Offer.

---------------------------------------
Name of Investor (Please Print)

---------------------------------------          ----------------------
Signature                                        Date

Please provide the address to which your check should be sent in the event of your rescission.

                        -----------------------------------

                        -----------------------------------

                        -----------------------------------

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       REJECTION OF RESCISSION, ACKNOWLEDGEMENT OF RECEIPT OF PROSPECTUS
                          AND CONFIRMATION OF PURCHASE

     The undersigned elects not to rescind my investment in the common stock of
Greene County Bancshares, Inc. of $          made by me on          , and hereby
rejects such rescission in accordance with the Notice of Rescission Offer
dated          ; and acknowledges that I have received and had the opportunity
to review the Prospectus for Common Stock of the Company dated          , 1995;
and confirms my decision to purchase shares of Common Stock of the Company.

---------------------------------------
Name of Investor (Please Print)

---------------------------------------          -----------------------
Signature                                        Date

                                   RETURN BY
                  CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO:
                         Greene County Bancshares, Inc.
                           Attention:  Bill Richmond
                                    Box 1120
                         Greeneville, Tennessee  37744

IF NO CHOICE IS MADE PRIOR TO THE EXPIRATION OF 30 DAYS FROM YOUR RECEIPT OF THIS RESCISSION OFFER, THIS RESCISSION OFFER WILL BE DEEMED TO HAVE BEEN REJECTED, AND THE COMPANY WILL BE ENTITLED TO ASSUME THAT YOU HAVE RECEIVED AND HAD THE OPPORTUNITY TO REVIEW THE PROSPECTUS AND HAVE ELECTED TO RETAIN YOUR SHARES.